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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
VantageMed Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 21, 2004

Dear Stockholder:

        We invite you to attend our annual meeting of the stockholders of VantageMed Corporation to be held on Wednesday, May 26, 2004, at 9:00 a.m. local time, at the Marriott Hotel, 11211 Point East Drive, Rancho Cordova, California 95742.

        The Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

        After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

        A copy of the Company's Year 2003 Annual Report to Stockholders is also enclosed for your information. At the annual meeting, management will review the Company's activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

Very truly yours,

Richard M. Brooks Chief Executive Officer

VANTAGEMED CORPORATION

3017 Kilgore Road, Suite 180
Rancho Cordova, California 95670

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 26, 2004, 9:00 a.m. PDT

TO THE STOCKHOLDERS:

        Notice is hereby given that the Annual Meeting of Stockholders of VantageMed Corporation will be held at the Marriott Hotel, 11211 Point East Drive, Rancho Cordova, California 95742, on Wednesday, May 26, 2004, at 9:00 a.m. PDT. The matters expected to be acted upon at the meeting are as follows and are more fully described in the Proxy Statement accompanying this Notice.

  (1)
  To elect two Class II directors to hold office for a three year term and until their successors are elected and qualified;

  (2)
  To ratify the appointment of Grant Thornton LLP, as independent public accountants of the Company for the fiscal year ended December 31, 2004;

  (3)
  To transact such other business as may properly come before the meeting.

        Only stockholders of record on the books of the Company as of March 26, 2004 will be entitled to vote at the meeting and any adjournment or postponement thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Dated: April 21, 2004
Rancho Cordova, California

By Order of the Board of Directors

Richard M. Brooks Chief Executive Officer

VANTAGEMED CORPORATION

3017 Kilgore Road, Suite 180
Rancho Cordova, California 95670

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

General

        The enclosed proxy is solicited by the Board of Directors (the Board) of VantageMed Corporation (VantageMed or the Company) to be used at our Annual Meeting of Stockholders on May 26, 2004 and at any adjournment or postponement thereof (the Annual Meeting), for the purposes set forth in the foregoing notice. Only stockholders of record on our books as of 5:00 PM, March 26, 2004 will be entitled to vote at the Annual Meeting. As of the close of business on March 26, 2004 we had 8,361,233 shares of Common Stock outstanding, entitled to one vote per share. The date of this Proxy Statement is April 21, 2004, the date this Proxy Statement and the enclosed form of proxy were first sent or given to stockholders.

Solicitation and Voting of Proxies

        The cost of soliciting proxies will be borne by us. In addition to soliciting stockholders by mail through our employees, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

        On March 26, 2004, we had 8,361,233 shares of Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

        All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering a written instrument revoking the proxy or a duly executed proxy with a later date to our Chief Financial Officer, Philip D. Ranger, or by attending the meeting and voting in person.

PROPOSAL 1. ELECTION OF DIRECTORS

Directors and Executive Officers of VantageMed

        Our Board of Directors is divided into three Classes, with the term of office of each Class ending in successive years. Class I, currently consisting of Richard M. Brooks and Peter Friedli, will stand for election at the 2006 Annual Meeting. Class II, currently consisting of Dave Zabrowski and Steven E. Simpson, will stand for election at the 2004 Annual Meeting and Class III, currently consisting of David Philipp, will stand for election at the calendar year 2005 Annual Meeting.

        Our executive officers and directors and their ages as of April 21, 2004, are as follows:

Name	Age	Position
Richard M. Brooks	50	Chief Executive Officer and Chairman of the Board
Peter Friedli	50	Director
David Philipp	41	Director
Steven E. Simpson	44	Director
David Zabrowski	40	Director
Philip D. Ranger	47	Chief Financial Officer
R. Ernest Chastain	54	Vice President—Sales
Gregory F. Vap	51	Vice President—Client Services
Richard Altinger	39	Vice President—Marketing and Business Development
Rajiv W. Donde	49	Chief Information Officer

        Richard M. Brooks was appointed to serve as our Chief Executive Officer on April 19, 2002. Mr. Brooks has served as a director of VantageMed Corporation since March 2001. He was elected unanimously by the Board of Directors to serve out the three year term of former director Richard W. Pendleton who resigned from the Board of Directors in November 2000. He was also elected to the Compensation and Audit Committee of the Board of Directors, but resigned from those positions upon being appointed Chief Executive Officer. On May 13, 2002, Mr. Brooks was appointed Chairman of our Board of Directors. Prior to being appointed our Chief Executive Officer, Mr. Brooks served as a managing member of Brooks and Donde LLC, a financial and information technology company. From June 1998 to June 2001, Mr. Brooks served on the Board of Directors of NetStream, Inc., a communications and IT managed services company which he co-founded. In addition to serving on the board of NetStream, Mr. Brooks served as Treasurer from May 2000 to June 2001 and served as the Chief Financial Officer from June 1998 to May 2000. Mr. Brooks served as CFO and director of All Star Telecom, Inc., a telecommunications company, from March 1998 to May 1999. From September 1997 to February 1998, Mr. Brooks provided financial consulting services to a software company and life insurance company. From January 1995 to August 1997, Mr. Brooks served as Senior Vice President and Chief Financial Officer of Physicians Clinical Laboratory, a publicly traded medical reference laboratory. Mr. Brooks received a Bachelor of Science degree in Business Administration from Oregon State University and is a certified public accountant.

        Peter Friedli has served as a director of VantageMed since September 1999. Mr. Friedli has been the principal of Friedli Corporate Finance, Inc., a venture capital firm, since its inception in 1986 and is President of New Venturetec, a public investment company in Switzerland. Prior to joining Friedli Corporate Finance, Mr. Friedli worked as an international management consultant for service and industrial companies in Europe and the U.S. Mr. Friedli has over a decade of experience as an independent investment manager for venture capital and has managed various venture investment companies in the U.S. Mr. Friedli also serves on the Board of E-centives, Inc., a public company. Mr. Friedli is a member of our Compensation Committee.

        David M. Philipp was appointed to our Board of Directors on May 13, 2002. Mr. Philipp has more than 16 years of financial management experience in several industries, including technology, financial services and retail. He is currently Chief Financial Officer for Mother Lode Holding Company, a real estate information and mortgage services company with national holdings in title insurance agency, title insurance underwriting and real estate exchange compliance. Prior to joining Mother Lode, Mr. Philipp provided financial management and investment banking services to emerging technology companies and was the Chief Financial Officer of a supply-chain technology company from 1999 to 2001. From 1992 to 1999, Mr. Philipp served as Executive Vice President, CFO and Secretary of First Financial Bancorp (FLLC), a publicly held bank holding company headquartered in Central California. He has been a member of the Board of Directors of First Financial Bancorp since 1999 and serves on its Audit Committee and Compensation Committee. Mr. Philipp holds a Bachelor of Science degree in Business Administration from California State University, Sacramento. Mr. Philipp is Chairman of our Audit Committee and is a member of our Compensation Committee.

        Steven E. Simpson was appointed to our Board of Directors on October 8, 2002. Mr. Simpson has more than 17 years of experience in the health care industry, including significant experience in the areas of health care technology and electronic data interchange. Since August 2002, Mr. Simpson has served as the Chief Executive Officer of Spheris (previously called Total eMed Corporation). Prior to joining Spheris, Mr. Simpson served as Executive Vice President of Sales and Product Management for WebMD Corporation from April 2001 to August 2002 and as Transaction Services Division President from May 2000 to April 2001. Mr. Simpson served as Chief Operating Officer of Quintiles ENVOY Corporation from July 1999 to May 2000, Chief Sales Marketing Officer from May 1999 to July 1999 and as Senior Vice President Sales and Marketing of Envoy Corporation from November 1998 to May 1999. Prior to joining Envoy, Mr. Simpson served as President and Chief Executive Officer of Health Stat LLC, an occupational health company. Mr. Simpson holds a Bachelor of Arts degree in Health and Physical Education from Mercer University. Mr. Simpson is a member of our Audit Committee.

        David Zabrowski was appointed to our Board of Directors on June 18, 2002. Mr. Zabrowski's 18 year career in technology spans diverse experiences covering sales, marketing, R&D, and operations. Since August of 2002, he has served as President and CEO of S2io, Inc., a Silicon Valley based company focused on bringing high speed networking technology to computer and storage applications. Mr. Zabrowski spent the previous 16 years with Hewlett Packard where he was a key leader and contributor in businesses ranging from semiconductors to PCs to computer servers, most recently as Vice President and General Manager of Hewlett-Packard's North American Business PC organization. Mr. Zabrowski is on the board of the Sacramento Area Regional Technology Alliance, a member of the advisory board for University of Nevada-Reno's College of Engineering and a member of the Sacramento Angels Investment Group. Mr. Zabrowski holds a Bachelor of Science degree in Electrical Engineering from Purdue University and an MBA from UCLA. Mr. Zabrowski is a member of our Audit and Compensation Committees.

        Philip D. Ranger became our Chief Financial Officer in May 2003. Prior to joining VantageMed and from August 2001 to March 2003, Mr. Ranger served as Chief Financial Officer of Diligent Software Systems, a provider of sourcing and contract management software. Prior to Diligent, Mr. Ranger served as Chief Financial Officer at Autovia Corporation from September 2000 to March 2001, Inference Corporation from January 2000 to July 2000 and Ultradata Corporation from December 1995 to May 1998. Mr. Ranger also served as Vice President of Sales at Ultradata Corporation from October 1997 to October 1998.     Mr. Ranger received a Bachelor of Science degree in Business Administration from the University of Texas.

        Gregory F. Vap served as our Senior Vice President—Operations from December 1998 to January 2004 when he resigned from his position at VantageMed. He served as our Senior Vice President from April 1998 through December 1998. Prior to joining VantageMed, Mr. Vap founded

Healthcare Information Systems Inc., a provider of medical practice management products, and served as its President and Chief Executive Officer from October 1983 until the Company's acquisition of Healthcare Information Systems in April 1998. Mr. Vap received a Bachelor of Science degree in Electronic Engineering from the Missouri Institute of Technology.

        Richard Altinger became our Vice President of Marketing and Business Development in February 2003. Prior to joining VantageMed, Mr. Altinger served as Vice President of Business Development for AdvancedMD (formerly, PerfectPractice.MD) from August 2001 to February 2003 and from December 1998 to July 2000 he served as Vice President of Business Development at WebMD Corporation. Mr. Altinger's WebMD experience also included directing WebMD's account management, systems integration and customer support departments from May 1996 to November 1998. Mr. Altinger holds a Bachelor of Science in mechanical engineering and an M.S. in engineering management from Stanford University.

        Rajiv W. Donde has served as our Chief Information Officer since June 2002. Prior to joining VantageMed, Mr. Donde provided technology and operational consulting services from January 2001 through June 2002. During this period, Mr. Donde also spent some time as a Managing Director of Brooks and Donde, LLC, a financial and information technology company. In 1996, Mr. Donde co-founded and served as Chief Information Officer of AnyTime Access, an e-commerce company providing outsourced on-line and call-center based loan processing services to financial institutions nationwide. Mr. Donde served as EVP at AnyTime Access from October 1999 to January 2001 and as Chief Information Officer from January 1996 to October 1999. Mr. Donde holds Bachelor and Master of Arts degrees in Economics from the Delhi School of Economics, as well as an MBA in Information Systems and Finance from Case Western Reserve University.

        R. Ernest Chastain has served as our Vice President of Sales since July 2003. Prior to joining VantageMed, Mr. Chastain served as Vice President of Sales of the Enterprise Division of VitalWorks, Inc. Mr. Chastain has held positions for the last 22 years as Divisional President or Vice President of Sales at healthcare information technology companies such as InfoCure/Vitalworks, Quality Systems, Inc., Elcomp Systems Inc., and Versyss Corporation. Mr. Chastain holds a Bachelor of Arts degree in Marketing from the University of Georgia.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of February 29, 2004, except as noted in the footnotes below, by:

  •
  all persons who are beneficial owners of 5% or more of our common stock;

  •
  each of our directors and director-nominees;

  •
  our Chief Executive Officer and the three other most highly compensated executive officers (the Named Executive Officers); and

  •
  all of our directors and executive officers as a group.

        The number of shares of common stock beneficially owned and the percentage of shares beneficially owned are based on 8,351,780 shares of our common stock outstanding as of February 29, 2004.

Name and Address(1)	Number of Shares	Percent Beneficially Owned(2)
Peter Friedli(3)	1,164,321	13.0%
Venturetec, Inc.(4) c/o Friedli Corporate Finance Freigustrasse #5 8002 Zurich, Switzerland	835,690	9.3%
QuadraMed Corporation 1003 W. Cutting Blvd., Ste. 2 Richmond, CA 94804	599,425	6.7%
Richard M. Brooks(5)	274,664	3.1%
Gregory F. Vap(6)	248,807	2.8%
Rajiv W. Donde(7)	66,994	*
Rick Altinger(8)	59,166	*
David Philipp(9)	38,330	*
Steven E. Simpson(9)	38,330	*
David Zabrowski(9)	38,330	*
R. Ernest Chastain	17,500	*
Executive officers and directors as a group (10 persons)	1,946,442	21.7%

*
Less than 1%

(1)
Except as otherwise noted, the address of each person listed on the table is c/o VantageMed Corporation, 3017 Kilgore Road, Suite 180, Rancho Cordova, California 95670. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to such shares. All shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after February 29, 2004, are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

(3)
Includes: (i) 835,690 shares issued to Venturetec, Inc. for whom Peter Friedli serves as President; (ii) 132,057 held by Pine, Inc. for whom Mr. Friedli is a control person; (iii) 75,000 shares issued to Joyce, Ltd. for whom Mr. Friedli is a control person; and (iv) 121,574 shares underlying options granted to Mr. Friedli, which are exercisable within 60 days of February 29, 2004.

(4)
Peter Friedli, a director of VantageMed, is President of Venturetec, Inc. The shares referenced in this footnote are also included in the shares shown as beneficially owned by Peter Friedli.

(5)
Includes 261,664 shares underlying options granted to Mr. Brooks, which are exercisable within 60 days of February 29, 2004.

(6)
Includes 36,033 shares underlying options granted to Mr. Vap, which are exercisable within 60 days of February 29, 2004.

(7)
Includes 59,994 shares underlying options granted to Mr. Donde, which are exercisable within 60 days of February 29, 2004.

(8)
Includes 29,166 shares underlying options granted to Mr. Altinger, which are exercisable within 60 days of February 29, 2004.

(9)
Includes 38,330 shares each underlying options granted to Mr. Philipp, Mr. Simpson and Mr. Zabrowski, which are exercisable within 60 days of February 29, 2004.

Additional Information Concerning the Board of Directors

        Compensation Committee.    The Compensation Committee is primarily responsible for reviewing and approving our general compensation policies and setting compensation levels for executive officers. The Compensation Committee also administers and establishes the terms and conditions of all stock options granted under the 1998 Plan. The Compensation Committee currently consists of Peter Friedli, David Philipp and David Zabrowski.

        Audit Committee.    The Audit Committee is primarily responsible for (i) retaining, evaluating and approving the terms of engagement for audit services and any non-audit services performed by the Company's independent accountants, (ii) reviewing with management and the independent accountants the financial reports and information provided by us to any governmental body or the public and our compliance with legal and regulatory requirements, (iii) regularly communicating with our independent accountants and management and reporting regularly to the Board, (iv) establishing and observing complaint procedures regarding accounting, internal controls and auditing matters, and (v) preparing the report required by the Securities and Exchange Commission. The Audit Committee consists of David Philipp, Committee Chairman, Steven E. Simpson and David Zabrowski, all of whom are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers (NASD) listing standards. The Board has determined that Mr. Philipp qualifies as the Audit Committee financial expert as defined in Item 401(h)(2)-(3) of Regulation S-K. Mr. Philipp is the chairman of the Audit Committee.

Audit Committee Report

        The Audit Committee operates pursuant to a written charter adopted by our Board of Directors. As noted above, the role of our Audit Committee is to assist our Board of Directors in its oversight of VantageMed's financial reporting process. Management has primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on audit conducted in accordance with generally accepted auditing standards. As set forth in the Committee's charter, the Audit Committee has the responsibility to monitor and oversee these processes. The Committee has reviewed and discussed the audited financial statements with management. The Committee has also discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61 and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as currently in effect, and has discussed with the independent accountants the independent accountant's independence. Based upon the review and discussions described in this report, the Committee recommended to the Board that the audited financial statements be included in VantageMed's Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the SEC.

Audit Committee:    David Philipp, Steven E. Simpson and David Zabrowski

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee was formed in September 2002. The primary responsibilities of this committee are to

(i) identify individuals qualified to become Board members; (ii) select, or recommend to the Board, director nominees for each election of directors; (iii) develop and recommend to the Board criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend corporate governance principles, codes of conduct and compliance mechanisms applicable to the Company, and (vi) provide oversight in the evaluation of the Board and each committee. Subject to the advance notice provision of VantageMed's bylaws, as described below, the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit such recommendations to Philip D. Ranger, Chief Financial Officer, VantageMed at our corporate office located at 3017 Kilgore Road, Suite 180, Rancho Cordova, California 95670. The Nominating and Corporate Governance Committee consists of David Philipp, Steven E. Simpson and David Zabrowski, all of whom are independent as defined by Rule 4200(a)(15) of the National Association of Securities Dealers (NASD) listing standards.

Meetings of the Board of Directors and Committees

        During the fiscal year ended December 31, 2003, our Board of Directors and Audit Committee each held four meetings. The Compensation Committee and Corporate Governance Committee did not hold any meetings during 2003. Mr. Friedli attended two out of the four total meetings of the Board and of the committees of the Board on which he sits that were held during the period. Mr. Zabrowski attended five out of eight total meetings of the Board and of the committees of the Board on which he sits that were held during the period. Unless as noted above, no director attended fewer than 75% of the total number of meetings of the Board and of the committees of the Board on which such director served that were held during that period.

Communications with Directors

        Any stockholder wishing to communicate with any of our directors regarding VantageMed may write to the director or directors c/o Philip D. Ranger, Chief Financial Officer, VantageMed Corporation, 3017 Kilgore Road, Suite 180, Rancho Cordova, California, 95670. Mr. Ranger will forward these communications directly to the director(s). The independent directors of the Board review and approve the stockholder's communication process periodically to ensure effective communication with stockholders.

Director Attendance at Annual Meeting

        We expect that our Directors will attend our annual meeting, absent a valid reason, such as a schedule conflict. Last year, three of the individuals then serving as Directors attended our annual meeting.

Committee Charters and Code of Conduct

        The Board has adopted a charter for each of the committees described above. The Board has also adopted a Code of Conduct that applies to all of our employees, officers and directors. Links to these materials are available on our website at www.vantagemed.com.

Director Compensation

        The members of the Board of Directors currently do not receive cash compensation for their services as directors. During 2003, the outside members of the Board of Directors were each granted options to purchase 20,000 shares of Common Stock under our 1998 Stock Option Plan. The options were granted on June 5, 2003 with an exercise price of $0.21 per share, which equaled the fair market value on the date of grant. The options were 50% vested on the date of grant and the balance of the options vest over one year.

Legal Proceedings

        On October 15, 2003, the Securities and Exchange Commission (the SEC) instituted administrative cease and desist proceedings against VantageMed and certain former members of company management, following its inquiry into VantageMed's accounting for the sale of the dental business that was attempted in September 2001. The findings in the administrative proceeding instituted against the company state that VantageMed, under the direction of certain former members of senior management, materially misstated its financial results in the third quarter ended September 30, 2001. The SEC did not charge VantageMed with fraud or levy any monetary damages against the company. However, as part of a settlement agreement, the SEC ordered VantageMed to cease and desist from committing or causing any violation the periodic reporting and books and records provisions of the federal securities laws. VantageMed agreed to the order, without admitting or denying any findings. In acceptance of the settlement, the Commission considered remedial acts promptly undertaken by VantageMed and cooperation afforded to the Commission staff. This settlement is not associated with VantageMed's reporting of the sale of the DentalMate business in September 2003.

        We are party to various legal actions arising in the normal course of business. Matters that are probable of unfavorable outcome and which can be reasonably estimated are accrued. Such accruals amounted to $266,000 at December 31, 2003, and are based on information known about the matters, our estimates of the outcomes of such matters and our experience contesting, litigating and settling similar matters. This amount is included in accrued liabilities in the accompanying consolidated balance sheet. None of the actions are believed by management to involve amounts that would be material to our consolidated financial position, operations, or liquidity after consideration of recorded accruals.

Required Vote

        Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees Steven E. Simpson and Dave Zabrowski, regardless of whether any other names are placed in nomination by anyone other than one of the proxy holders. If the candidacy of any one or more of such nominees should, for any reason, be withdrawn, the proxy holders will vote in favor of the remainder of those nominated and for such substituted nominees, if any, as shall be designated by the proxy holders, or the number of directors to be elected at this time may be reduced by the Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a nominee or as a director if elected.

        If a quorum is present and voting, the nominees receiving the highest number of votes will be elected as directors at the Annual Meeting to serve until the 2007 Annual Meeting or until their respective successors are elected or appointed. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e., broker non-votes, will be counted as present for purposes of determining if a quorum is present, but will have no effect on the election of directors.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH OF THE NOMINEES LISTED ABOVE.

EXECUTIVE COMPENSATION

        The following table sets forth the total compensation paid or accrued by us for the fiscal year ended December 31, 2003, 2002, and 2001 for each of the Named Executive Officers:

Summary Compensation Table

					Long-Term Compensation
Name and Principal Positions	Year	Annual Salary			Securities Underlying Options Granted(#)	All Other Compensation
Richard M. Brooks, Chief Executive Officer and Chairman of the Board	2003 2002	$ $	160,000 111,590	(1)	— 420,000	$ $	— —
James L. Seiler, Chief Executive Officer and Chairman of the Board(2)	2002 2001	$ $	65,942 130,471	(4)	— 170,000	$ $	127,000 —	(3)
Gregory F. Vap, Vice President—Client Services	2003 2002 2001	$ $ $	125,000 125,000 125,000		— 50,000 —	$ $ $	— — —
Rick Altinger, Vice President—Marketing and Business Development(5)	2003		$133,333		100,000		$—
Rajiv W. Donde— Chief Information Officer	2003		$132,000		—		$—
Gregory B. Hill Chief Financial Officer	2002		$102,397	(6)	175,000		$—
Joel M. Harris, President, Chief Financial Officer and Director(7)	2002 2001	$ $	91,196 126,667	(9)	— 170,000	$ $	100,000 —	(8)
Anne H. Long, Chief Accounting Officer(10)	2002 2001	$ $	104,803 102,500		— 32,500	$ $	— —

(1)
Mr. Brooks has served on our Board of Directors since March 2001 and became our Chief Executive Officer on April 19, 2002. On an annual basis, his salary for 2002 would have been $160,000.

(2)
Mr. Seiler resigned as Chief Executive Officer effective April 19, 2002. He was replaced by Richard M. Brooks. Mr. Seiler resigned as a director on May 6, 2002.

(3)
Represents severance payments made to Mr. Seiler upon his resignation on April 19, 2002.

(4)
Includes $6,667 of compensation deferred until 2002 at the election of Mr. Seiler.

(5)
Mr. Altinger became our Vice President Marketing and Business Development in February 2003. On an annual basis, his salary for 2003 would have been $160,000.

(6)
Mr. Hill become the Chief Financial Officer on April 8, 2002 and resigned from VantageMed effective April 18, 2003. On an annual basis, his salary for 2002 would have been $140,000.

(7)
Mr. Harris resigned as President and director effective May 13, 2002. He resigned as Chief Financial Officer effective April 3, 2002.

(8)
Represents severance payments made to Mr. Harris upon his resignation on May 13, 2002.

(9)
Includes $6,667 of compensation deferred until 2002 at the election of Mr. Harris.

(10)
Ms. Long resigned as Chief Accounting Officer on April 26, 2002 and became Corporate Controller. On October 31, 2002, Ms. Long resigned as Corporate Controller.

Option Grants in Fiscal Years 2003, 2002 and 2001

        The following table sets forth option grants for the years ended December 31, 2003, 2002 and 2001 to each of the Named Executive Officers who received options:

						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Fiscal Year End	Number of Shares Underlying Options Granted	Exercise Price		Expiration Date
						5%	10%
Richard M. Brooks	2002 2002 2002 2001	20,000 100,000 300,000 20,000	$ $ $ $	0.55 0.47 0.41 1.00	6/5/12 8/7/12 8/9/12 3/20/11	$17,918 76,558 200,354 32,578	$28,531 121,906 319,030 51,875
Rick Altinger	2003	100,000		$0.35	2/25/13	$57,011	$90,781
Gregory F. Vap	2002	50,000		$0.47	8/7/12	$38,279	$60,953
Gregory B. Hill	2002 2002	75,000 100,000	$ $	0.70 0.47	4/8/12 8/7/12	$85,517 76,558	$136,171 121,906

        The potential realizable values shown in the above table were calculated based on the term of each option at its time of grant, which is ten years. These values are calculated assuming that the fair market value of our common stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. These assumed annual compound rates of stock price appreciation do not represent our estimated or projection of future common stock prices. The fair market value per share exercise prices for each option shown in the above table for 2003, 2002 and 2001 were based upon the closing price of our common stock on the grant date.

Aggregated Option Exercises in Fiscal Year 2003, 2002 and 2001 Option Values

        The following table sets forth information concerning option exercises and option holdings for the three year period ended December 31, 2003 with respect to the Named Executive Officers. Except as set forth below, no options or stock appreciation rights were exercised by any such individual during 2003, and no stock appreciation rights were outstanding on December 31, 2003.

	Number of Securities Underlying Unexercised Options At Fiscal Year End		Value of Unexercised In-the-Money OptionsAt Fiscal Year End(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard M. Brooks	228,332	191,668	$110,499	$99,501
Gregory F. Vap	34,581	35,419	$7,999	$16,001
Rick Altinger	—	100,000	$—	$60,000
Rajiv W. Donde	48,330	91,670	$24,248	$45,752

(1)
Based upon the closing price of our common stock on December 31, 2003 of $0.95 less the exercise price per share.

Employment and Change-In-Control Agreements

        Richard M. Brooks.    In August 2002, we entered into an agreement with Mr. Brooks pursuant to which we agreed to provide twelve-months severance benefits and fully vest all outstanding options if, within the initial three year term of the agreement (or any renewal term), his employment is terminated without cause or he resigns for good reason.

        Richard Altinger.    In February 2003, we entered into an agreement with Mr. Altinger pursuant to which we agreed to provide nine-months severance benefits if, within the initial three year term of the agreement (or any renewal term), his employment is terminated without cause or he resigns for good reason.

        Philip D. Ranger.    In May 2003, we entered into an agreement with Mr. Ranger pursuant to which we agreed to provide twelve-months severance benefits if, within the initial three year term of the agreement (or any renewal term), his employment is terminated without cause or he resigns for good reason.

        R. Ernest Chastain.    In July 2003, we entered into an agreement with Mr. Chastain pursuant to which we agreed to provide six-months severance benefits and fully vest all outstanding options if, within twelve months following a change in control event, his employment is terminated.

Certain Relationships and Related Transactions

        In August 1999, in connection with an acquisition, we issued warrants to purchase 30,000 shares of our common stock to Pine, Inc., an entity controlled by Peter Friedli. The warrants had an exercise price of $11.10 per share and expired unexercised on August 1, 2003. The fair value of these warrants was recorded as additional purchase price.

Equity Compensation Plans

        The following table sets forth certain information with respect to the 1998 Stock Option/Stock Issuance Plan and equity compensation plans not approved by security holders.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,657,000	$0.75	698,000
Equity compensation plans not approved by security holders	100,000	$0.29	—

Board Compensation Committee Report on Executive Compensation

General Compensation Philosophy

        The role of the Compensation Committee is to set the salaries and other compensation of the executive officers and certain other key employees of VantageMed, and to make grants under, and to administer, the stock option and other executive officer equity and bonus plans. Our compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables VantageMed to attract, motivate, reward and retain key executives and employees. Each executive officer's compensation package may, in one or more years, be comprised of the following three elements:—base salary that is designed primarily to be competitive with base salary levels in effect at market area that are of comparable size to VantageMed and with which VantageMed competes for executive personnel;—annual variable performance awards, such as bonuses, payable in cash and tied to the achievement of performance goals, financial or otherwise, established by the Compensation Committee; and—long-term stock-based incentive awards which strengthen the mutual interests of the executive officers and VantageMed stockholders. In February 2003 the Committee reviewed and approved the employment agreement between VantageMed and Richard Altinger and in May 2003 the Committee reviewed and approved the employment agreement between VantageMed and Philip Ranger.

Executive Compensation

        Base salaries for all executive officers and all other forms of compensation are administered in accordance with the general compensation philosophy and compensation for Mr. Altinger and Mr. Ranger is administered in accordance with the general compensation philosophy subject only to provisions in their employment contracts. See Employment and Change-In Control Agreements.

Chief Executive Officer Compensation

        In determining Mr. Brooks' base salary for 2003, the Committee considered competitive compensation data for chief executive officers of similar companies within the software industry, Mr. Brooks' experience and knowledge as well as the Company's financial condition and performance objectives and elected to compensate Mr. Brooks with a combination of cash-based compensation and options to purchase common stock. The Committee will periodically review and may make adjustments to Mr. Brooks' base salary based on many factors including company performance. Mr. Brooks' base salary and all other forms of compensation are administered in accordance with the general compensation philosophy subject only to provisions in his employment contract. See Employment and Change-In-Control Agreements.

Compensation Committee:    Peter Friedli, David Philipp and David Zabrowski

Comparison of Total Cumulative Stockholder Return

        The following graph compares the total cumulative stockholder return on our common stock with the cumulative total return of the NASDAQ Market Index and the Media General (MG) Group Index for the period from February 15, 2000 (based on the closing price of our stock on the date on which our common stock began trading on the NASDAQ) through December 31, 2003. The MG Group Index is a composite of 20 companies in the healthcare information systems and services market. The graph assumes that the cumulative stockholder return of our common stock and of each index was based upon $100 invested at the beginning of the period, and that all dividends were reinvested. Historical stock price performance should not be relied upon as indicative of future stock price performance. Additionally, we have paid no dividends on our common stock to date.

COMPARE CUMULATIVE TOTAL RETURN
AMONG VANTAGEMED CORPORATION,
NASDAQ MARKET INDEX AND COREDATA GROUP INDEX

ASSUMES $100 INVESTED ON
FEB. 15, 2000
ASSUMES DIVIDEND

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (SEC). Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with.

PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        Action will be taken at the Annual Meeting with respect to the ratification of the appointment of our independent public accountants for the fiscal year ended December 31, 2004. The Board of Directors has, subject to such ratification, selected Grant Thornton LLP. Grant Thornton LLP has audited VantageMed's financial statements for the years ended December 31, 2003, 2002 and 2001.

        A representative of Grant Thornton LLP will be present at the meeting. Such representative will have an opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions by stockholders.

        Set forth below is information relating to the aggregate Grant Thornton LLP fees for professional services rendered for the fiscal year ended December 31, 2003.

Audit Fees

        Fees related to all professional services rendered by Grant Thornton LLP for the fiscal years ended December 31, 2003 and 2002 were as follows:

	2003	2002
Audit fees(1)	$234,000	$210,000
Audit related fees(2)	12,000	11,000
Tax fees(3)	23,000	39,000

Total fees	$269,000	$260,000

(1)
Audit fees consist of fees billed for professional services rendered for the audit of the company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the company's consolidated financial statements and are not reported under "audit fees". This category primarily includes fees related to the audit of our employee benefit plan.

(3)
Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance.

        The Audit Committee's policy is to pre-approve all audit and non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. The Audit Committee has reviewed the services provided by Grant Thornton LLP and the related fees and has determined that the non-audit services provided were compatible with maintaining the independent accountant's independence. During 2003, approximately 96% of audit and audit-related fees and 100% of tax fees were approved by the Audit Committee prior to services being rendered.

Required Vote

        The ratification of the appointment of Grant Thornton LLP as our independent public accountants requires the affirmative vote of a majority of the shares of Common Stock present at the Annual meeting in person or by proxy.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 2004.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

        We have an advance notice provision under our bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to Philip D. Ranger, our Chief Financial Officer. A stockholder proposal to be timely must be received at our principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

        Proposals of stockholders intended to be presented at our next annual meeting of stockholders must be received by VantageMed at our office located at 3017 Kilgore Road, Suite 180, Rancho Cordova, California 95670 no later than December 13, 2004, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in our proxy statement for that meeting.

OTHER MATTERS

        We do not know of any matters to be presented at the 2004 Annual Meeting other than those set forth herein and in the Notice accompanying this Proxy Statement. If a stockholder vote is necessary to transact any other business at the 2004 Annual Meeting, the proxy holders intend to vote their proxies in accordance with their best judgment related to such business.

        It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU ARE, THEREFORE, URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Dated: April 21, 2004

By Order of the Board of Directors

Richard M. Brooks Chief Executive Officer

ANNUAL MEETING OF STOCKHOLDERS OF

VANTAGEMED CORPORATION

May 26, 2004

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

\*/    Please detach and mail in the envelope provided.    \*/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1.	To elect the following persons as Class II directors to hold office for a three-year term and until their successors are elected and qualified:		2.	To ratify the appointment of Grant Thornton LLP, as independent public auditors for the Company for the fiscal year ending December 31, 2004.	☐	☐	☐
NOMINEES
☐	FOR ALL NOMINEES	☐ Steven E. Simpson ☐ Dave Zabrowski
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

VANTAGEMED CORPORATION

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 26, 2004 9:00A.M.

SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints Richard M. Brooks, Philip D. Ranger and Liesel Loesch and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in VantageMed Corporation, a Delaware corporation (the "Company"), which the undersiged is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Marriott Hotel, 11211 Point East Drive, Rancho Cordova, California on May 26, 2004 at 9:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 21, 2004 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.

(Continued and to be signed on the reverse side)

QuickLinks

PROPOSAL 1. ELECTION OF DIRECTORS
Audit Committee Report
EXECUTIVE COMPENSATION
Summary Compensation Table
Board Compensation Committee Report on Executive Compensation
PROPOSAL 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING
OTHER MATTERS